Exhibit 23.1



Robison, Hill & Co.                            Certified Public Accountants
A PROFESSIONAL CORPORATION

                                                         Brent M. Davies, CPA
                                                         David O. Seal, CPA
                                                         W. Dale Westenskow, CPA
                                                         Barry D. Loveless, CPA








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We do hereby consent to the use of our report dated September 30, 2003 on the financial statements of Tecscan International, Inc. (formerly Phoenix Media Group, Ltd.) included in and made part of this registration statement, and to the references to our firm as accounting and auditing experts in this registration statement on form S-8 to be filed March 3, 2003,

                                                     Sincerely,


                                                     /s/ Robison, Hill & Co.
                                                     -----------------------
                                                     Robison, Hill & Co.
                                                     Certified Public Accountant



Salt Lake City, Utah
March 3, 2004






MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS MEMBERS OF THE SEC PRACTICE SECTION and THE PRIVATE COMPANIES PRACTICE SECTION
1366 East Murray-Holladay Road, Salt Lake City, Utah 84117-5050
Telephone 801/272-8045, Facsimile 801/277-9942
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